SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2007

EAGLE HOSPITALITY PROPERTIES TRUST, INC.

(Exact name of registrant specified in its charter)

Maryland	001-32279	55-0862656
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 E. RiverCenter Blvd., Suite 480

Covington, KY 41011

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (859) 581-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 28, 2007, Eagle Hospitality Properties Trust, Inc. issued a press release announcing that its Special Committee has acknowledged receipt of a letter from Corporex Companies, Inc., an affiliate of William P. Butler. Mr. Butler is Chairman of the Company and an affiliate of Mr. Butler manages nine of the Company’s 13 hotels. The letter, previously disclosed by Mr. Butler, proposes to acquire all of the outstanding common stock of the Company not currently owned by Corporex or its affiliates. The Special Committee, which was established to explore strategic alternatives to enhance shareholder value, including a possible sale of the Company, has instructed Morgan Stanley, its financial advisor, to continue to solicit indications of interest with respect to a possible sale of the Company. The Special Committee will review the Corporex letter in this context. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated into this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Exhibits

99.1      Press release of Eagle Hospitality Properties Trust, Inc. dated February 28, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE HOSPITALITY PROPERTIES TRUST, INC.

By:	/s/ Raymond D. Martz
Raymond D. Martz
Chief Financial Officer, Secretary and Treasurer

Dated: February 28, 2007

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of Eagle Hospitality Properties Trust, Inc. dated February 28, 2007

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